UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2016

VALVOLINE INC.

(Exact name of registrant as specified in its charter)

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3499 Blazer Parkway

Lexington, KY 40509

(Address of Principal Executive Offices)

(859) 357-7777

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David J. Scheve became the Controller and Chief Accounting Officer of Valvoline Inc. (the “Company”) effective as of October 10, 2016. Mr. Scheve, age 41, joined the Company from Southern Graphic Systems, a supplier of design-to-print brand development products and services, where he started in June 2007 as its Global Corporate Controller and was most recently its Chief Financial Officer and Vice President of Finance, responsible for, among other things, overseeing all finance and accounting staff globally.

In connection with his appointment, Mr. Scheve and the Company entered into a letter agreement (the “Letter Agreement”) describing certain terms of Mr. Scheve’s employment, including his base salary, signing bonus, new hire equity grant, target annual performance bonus opportunity and long-term incentive award, all as further described below.

Pursuant to the Letter Agreement, Mr. Scheve will receive an annual salary of $250,000, a one-time signing bonus of $10,000 and a new hire equity grant of 1,500 Ashland Global Holdings Inc. (“Ashland”) restricted stock units, which vests 25% and 75% on the second and third anniversaries of the grant date, respectively. Mr. Scheve will also be eligible to participate in Ashland’s Incentive Compensation (“IC”) Plan and Long-Term Incentive Plan. Within the terms of the IC Plan, Mr. Scheve will have an opportunity to earn an annual incentive award for fiscal year 2017 with a target value equal to 40% of his annual base salary. Mr. Scheve also will be eligible for an annual long-term incentive award under the Long-Term Incentive Plan in the form of equity awards with an aggregate target value of 40% of the market reference point for his salary band. The Ashland equity received by Mr. Scheve pursuant to his new hire grant and incentive awards will convert to units, shares and rights, as applicable, of the Company upon the completion of a spin-off or other disposition by Ashland of its remaining shares of Company common stock.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to Ashland’s spin-off or other disposition of Company stock. In addition, the Company may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on the Company’s expectations and assumptions, as of the date such statements are made, regarding the Company’s future operating performance and financial condition, the separation of Ashland’s specialty chemicals business and Valvoline business (the “separation”), the expected timetable for completing the separation and the Company’s strategic and competitive advantages and future opportunities, as well as the economy and other future events or circumstances. These expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the Company’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect its future cash flows, results of operations, financial condition and its ability to repay debt) and other liabilities; the strength of the Company’s reputation and brand; demand for the Company’s products and services; sales growth in emerging markets; the prices and margins of the Company’s products and services; the Company’s ability to develop and successfully market new products and implement its digital platforms; the Company’s ability to retain its largest customers; potential product liability claims; achievement of the expected benefits of the Company’s initial public offering or the separation; operating as a standalone public company; the Company’s ongoing relationship with Ashland; failure, caused by the Company, of Ashland’s proposed spin-off of the Company to qualify for tax-free treatment, which may result in significant tax liabilities to Ashland for which the Company may be required to indemnify Ashland; and the impact of acquisitions and/or divestitures the Company has made or may make (including the possibility that it may not realize the anticipated benefits from such transactions). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting the Company that are described in the Company’s Registration Statement on Form S-1, as amended from time to time, under the caption “Risk Factors,” filed with the SEC and available on the SEC’s website at http://www.sec.gov. The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, the Company undertakes no obligation to update any forward-looking statements made in this Form 8-K whether as a result of new information, future event or otherwise. Information on the Company’s website is not incorporated into or a part of this Form 8-K.

Non-solicitation

This Form 8-K shall not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.
(Registrant)

October 11, 2016	/s/Julie M. O’Daniel
Julie M. O’Daniel
General Counsel and Corporate Secretary